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                                                                  Exhibit 2.3

                    FIRST AMENDMENT TO CONTRIBUTION AGREEMENT

    THIS FIRST AMENDMENT TO CONTRIBUTION AGREEMENT ("First Amendment") is made and executed as of this 16th day of July, 1998 by and between CORPORATE OFFICE PROPERTIES TRUST and CORPORATE OFFICE PROPERTIES, L.P. (collectively, the "Buyer") and the Sellers listed on the signature page to this First Amendment and defined in the Contribution Agreement (collectively, the "Sellers" and each individually, a "Seller").

    A. Sellers and Buyer entered into a Contribution Agreement dated May 14, 1988 pursuant to which Sellers agreed to contribute a property known as Brandon and certain interests in Entities which own certain real estate and a mortgage in Maryland to the Buyer in exchange for cash, the assumption of certain debt, and Common Shares and Convertible Preferred Shares (the "Contribution Agreement"). Capitalized terms used, but not defined, in this First Amendment shall have the meanings given to such terms in the Contribution Agreement.

    B. Sellers and Buyer desire to amend the Contribution Agreement as set forth in this First Amendment.

    NOW, THEREFORE, in consideration of the agreements contained herein and intending to be legally bound hereby, Sellers and Buyer agree as follows:

         1. Section 6.1 of the Contribution Agreement is hereby deleted in its entirety and the following Section 6.1 is substituted in its place:

         "6.1 First Closing. The assignment and transfer of the Interests, the conveyance of Brandon, and the other transactions contemplated herein with respect to all Sellers except the NBP 135 Sellers and the Woodlands Sellers (the "First Closing") shall be consummated on the date (the "First Closing Date"), after the shareholders of the REIT have approved all of the transactions contemplated by this Agreement, specified by Buyer on not less than seven (7) days notice to Sellers (the "Buyer's Closing Notice"), provided that the First Closing Date shall not be sooner than September 14, 1998, unless mutually agreed upon by Sellers and Buyer, or later than forty-five (45) days after the shareholders of the REIT have approved all of the transactions contemplated by this Agreement. Sellers shall have the right to postpone the First Closing to a date that is up to five (5) days after the First Closing Date specified in Buyer's Closing Notice by giving Buyer notice of such postponement. If the shareholders of the REIT have


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              not approved the transactions contemplated by this Agreement by
              October 30, 1998, this Agreement shall terminate and become null and void, the Letter of Credit shall be returned to the Buyer, and the parties shall be released from all liability or obligation to the other. The Closing shall take place at the offices of Saul, Ewing, Remick & Saul LLP, Centre Square West, 1500 Market Street, 38th Floor, Philadelphia, Pennsylvania 19102, or at such other place as may mutually agreed upon by the parties.

         2. This First Amendment may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same document. Delivery of executed copies of this First Amendment by facsimile transmission shall be deemed effective to amend the Agreement. Each party transmitting such facsimile agrees to promptly deliver an original executed copy of this First Amendment to the other party by recognized overnight courier.

         3. As amended by this First Amendment, the Contribution Agreement shall remain in full force and effect.


                     [SIGNATURES APPEAR ON FOLLOWING PAGES]

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    IN WITNESS WHEREOF, and intending to be legally bound hereby, Sellers and
Buyer have executed this First Amendment on the day and year first above written.

                                  BUYER:

                                  CORPORATE OFFICE PROPERTIES, L.P.

                                  By: Corporate Office Properties Trust, its
                                      sole general partner


                                  By:
                                     ---------------------------------------
                                     Clay W. Hamlin, III
                                     President and Chief Executive Officer

WITNESS                           SELLERS:

                                  CONSTELLATION PROPERTIES, INC., a
                                  Maryland corporation


----------------------------      By:
                                     ---------------------------------------
                                     Randall M. Griffin
                                     President

                                  NBP-I LIMITED PARTNERSHIP, a Maryland
                                  limited partnership

                                  By: Constellation Properties, Inc., a Maryland
                                      corporation, General Partner


----------------------------      By:
                                     ---------------------------------------
                                     Randall M. Griffin
                                     President

                       [SIGNATURES CONTINUED ON NEXT PAGE]

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                                  NBP-II LIMITED PARTNERSHIP, a Maryland
                                  limited partnership

                                  By: Constellation Properties, Inc., a Maryland
                                      corporation, General Partner


----------------------------      By:
                                     ---------------------------------------
                                     Randall M. Griffin
                                     President

                                  NBP-IV, LLC, a Maryland limited liability company

                                  By: CPI National Business Park, IV, Inc., a
                                      Maryland corporation, Member


----------------------------      By:
                                     ---------------------------------------
                                     Randall M. Griffin
                                     President

                                  ST. BARNABAS LIMITED PARTNERSHIP, a Maryland limited partnership

                                  By: Constellation Properties, Inc., a Maryland
                                      corporation, General Partner


----------------------------      By:
                                     ---------------------------------------
                                     Randall M. Griffin
                                     President

                                  By: CPO Constellation Centre, Inc., a Maryland
                                      corporation, General Partner


----------------------------      By:
                                     ---------------------------------------
                                     Randall M. Griffin
                                     President

                       [SIGNATURES CONTINUED ON NEXT PAGE]

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                                  LAUREL TOWER ASSOCIATES LIMITED
                                  PARTNERSHIP, a Maryland limited partnership

                                  By: Constellation Properties, Inc., a Maryland
                                      corporation, General Partner


----------------------------      By:
                                     ---------------------------------------
                                     Randall M. Griffin
                                     President

                                  By: CPO Laurel Towne, Inc., a Maryland
                                      corporation, General Partner


----------------------------      By:
                                     ---------------------------------------
                                     Randall M. Griffin
                                     President

                                  THREE CENTRE PARK ASSOCIATES
                                  LIMITED PARTNERSHIP, a Maryland limited
                                  partnership

                                  By: Constellation Properties, Inc., a Maryland
                                      corporation, General Partner


----------------------------      By:
                                     ---------------------------------------
                                     Randall M. Griffin
                                     President


                                  By: CPO Three Centre Park, Inc., a Maryland
                                      corporation, General Partner


----------------------------      By:
                                     ---------------------------------------
                                     Randall M. Griffin
                                     President

                       [SIGNATURES CONTINUED ON NEXT PAGE]

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                                  BROWN'S WHARF LIMITED PARTNERSHIP, a Maryland
                                  limited partnership

                                  By: Constellation Properties, Inc., a Maryland
                                      corporation, General Partner


----------------------------      By:
                                     ---------------------------------------
                                     Randall M. Griffin
                                     President

                                  By: CPI Brown's Wharf, Inc., a Maryland
                                      corporation, General Partner


----------------------------      By:
                                     ---------------------------------------
                                     Randall M. Griffin
                                     President

                                  CRANBERRY-140 LIMITED PARTNERSHIP,
                                  a Maryland limited partnership

                                  By: Constellation Properties, Inc., a Maryland
                                      corporation, General Partner


----------------------------      By:
                                     ---------------------------------------
                                     Randall M. Griffin
                                     President

                                  TRED LIGHTLY LIMITED LIABILITY
                                  COMPANY, a Maryland limited company

                                  By: CPI Tred Avon, Inc., a Maryland
                                      corporation, Member


----------------------------      By:
                                     ---------------------------------------
                                     Randall M. Griffin
                                     President


                       [SIGNATURES CONTINUED ON NEXT PAGE]

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                                  CONSTELLATION GATESPRING, LLC, a Maryland
                                  limited partnership

                                  By: CPI Gatespring, Inc., a Maryland
                                      corporation, Member


----------------------------      By:
                                     ---------------------------------------
                                     Randall M. Griffin
                                     President


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